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                                                                EXHIBIT 10.2

                       FORM OF INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made as of the ___ day of __________, 1999 between iMALL, Inc., a Nevada corporation (the "Corporation"), and ___________________, (the "Indemnitee").

     WITNESSETH THAT:

     WHEREAS, it is in the Corporation's best interest to attract and retain capable directors ("Directors") and officers ("Officers");

     WHEREAS, both the Corporation and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public corporations in today's environment;

     WHEREAS, each of Article VI of the Corporation's Articles of Incorporation,
Section 78.7502 of the Nevada Revised Statutes ("NRS") and Article 5 of the Corporation's Second Amended and Restated Bylaws expressly recognizes that the right of indemnification provided therein shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled; and

     WHEREAS, the Corporation's Second Amended and Restated Bylaws, its Articles of Incorporation and applicable law permit contracts between the Corporation, on the one hand, and the members of its Board of Directors and Officers, on the other hand, covering indemnification.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Indemnity. In consideration of the Indemnitee's agreement to serve or continue to serve as a Director and/or Officer of the Corporation, or, at the request of the Corporation, as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) ("Designated Director"), for so long as he or she is duly elected and/or appointed and continues to serve as a Director and/or Officer in accordance with the Corporation's Second Amended and Restated Bylaws, the Corporation hereby agrees to hold the Indemnitee harmless and to indemnify the Indemnitee to the fullest extent permitted by applicable law from and against any and all expenses, liabilities or losses asserted against or incurred by the Indemnitee in his or her capacity as a Director and/or Officer of the Corporation or a Designated Director or arising out of his or her status in either such capacity.
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           2.  Maintenance of Insurance.  (a) Subject only to the provisions of
     Section 2(b) hereof, the Corporation hereby agrees that, so long as the Indemnitee shall continue to serve as a Director and/or Officer of the Corporation or a Designated Director, and thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (including an action by or in the right of the Corporation), by reason of the fact that the Indemnitee was a Director and/or Officer of the Corporation, the Corporation will provide insurance coverage comparable to that provided under the Corporation's Directors' and Officers' Liability Insurance policies (the "Insurance Policies") in effect December 1, 1998.

           (b) However, the Corporation shall not be required to maintain all or any of such insurance policies or comparable insurance coverage if, in the business judgment of the Board of Directors of the Corporation, (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance or (iii) such insurance is otherwise not reasonably available.

           3. Additional Indemnity. Subject only to the exclusions set forth in
     Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify the Indemnitee:

           (1) to the fullest extent provided under Article VI of the Corporation's Articles of Incorporation and under Article 5 of the Corporation's Second Amended and Restated Bylaws as in effect at the date hereof; and

           (2) in the event the Corporation does not maintain in effect the insurance coverage provided under Section 2 hereof, to the full extent of the coverage which would otherwise have been provided for the benefit of the Indemnitee pursuant to the Insurance Policies in effect at December 1, 1998.

           4. Limitations on Additional Indemnity. No indemnity pursuant to
     Section 3 hereof shall be paid by the Corporation:

           (1) except to the extent the aggregate of losses to be indemnified thereunder exceed the amount of such losses for which the Indemnitee is indemnified or insured pursuant to either Section 1 or 2 hereof;

           (2) in respect of remuneration paid to, or indemnification of, the Indemnitee, if it shall be determined by a final judgment or other final adjudication that such remuneration or indemnification was or is prohibited by applicable law;

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           (3) for any transaction from which the Indemnitee derived an improper personal benefit;

           (4) for any breach of the Indemnitee's duty to act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation; or

           (5) in respect of acts or omissions which involve intentional misconduct or a knowing violation of law by the Indemnitee.

           5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is a Director and/or Officer of the Corporation and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (including an action by or in the right of the Corporation), by reason of the fact that the Indemnitee was a Director and/or Officer of the Corporation or a Designated Director.

           6. Notification and Defense of Claim. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof at the address provided herein (such address being subject to change by written notice from the Corporation); but an omission so to notify the Corporation will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement, including, without limitation, its liability under the Corporation's Articles of Incorporation and Second Amended and Restated Bylaws. With respect to any such action, suit or proceeding:

           (1) the Corporation shall be entitled to participate therein at its own expense;

           (2) except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized

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        by the Corporation, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

           (3) the Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

           7. Advancement and Repayment of Expenses. Expenses incurred in connection with any action, suit or proceeding involving the Indemnitee and in respect of which a claim is made against the Corporation under this Agreement shall be paid promptly by the Corporation in advance of the final disposition of such action, suit or proceeding. The Indemnitee agrees that the Indemnitee will reimburse the Corporation for all reasonable expenses advanced, paid or incurred by the Corporation on behalf of the Indemnitee in respect of a claim against the Corporation under this Agreement in the event and only to the extent that it shall be ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation for such expenses under the provisions of NRS Chapter 78.

           8. Enforcement. If a claim under this Agreement is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be reimbursed for all expenses actually and reasonably incurred by the Indemnitee in connection with the prosecution of such claim.

           9. Severability. If any provision of this Agreement shall be held to be or shall, in fact, be invalid, inoperative or unenforceable as applied to any particular case or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable case or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or Sections

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     contained in this Agreement shall not affect any other remaining part of this Agreement.

           10.  Governing Law; Binding Effect; Amendment or Termination.

           (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

           (b) This Agreement shall be binding upon the Indemnitee and upon the Corporation and its successors and assigns, and shall inure to the benefit of the Indemnitee and his or her heirs, personal representatives, executors and administrators, and to the benefit of the Corporation and its successors and assigns.

           (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   iMALL, Inc.


                                   By:
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                                        Name:
                                        Title:

                                        233 Wilshire Boulevard, Suite 820
                                        Santa Monica, CA 90401


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                                        Indemnitee

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